Exhibit 99.2

Contacts:	For Media:	John Calagna (212) 578-6252

	For Investors:	John McCallion (212) 578-7888
METLIFE ANNOUNCES 2012 GUIDANCE & EXPECTED 2011 FINANCIAL RESULTS
— 2012 Operating Earnings Projected to Grow to Between $5.1 Billion and $5.6 Billion —
— 2011 Operating Earnings Expected to Rise 32% Over 2010, Driven by Alico Acquisition —
— 2011 Year-End Book Value Per Share Expected to Increase 28% Over 2010 —
NEW YORK, December 5, 2011 — MetLife, Inc. (NYSE: MET) today announced its financial objectives for 2012 as well as expected results for the fourth quarter and full year 2011. Members of MetLife’s senior management team will review these projections during the company’s year-end investor conference call beginning at 8:00 a.m. (ET) today.
2012 Guidance
MetLife expects 2012 operating earnings1 to be between $5.1 billion and $5.6 billion ($4.80 to $5.20 per share), up 7% over 2011 adjusted results. The adjustments reflect several one-time items in 2011 and the estimated impact of an industry-wide change in accounting methodology2.
“MetLife has built a great global presence, and we intend to fully leverage it to further drive earnings growth in 2012,” said Steven A. Kandarian, president, chief executive officer and chairman-elect of MetLife, Inc. “In addition to being one of the most geographically diverse insurance companies in the world, we have one of the strongest brands in the industry and a disciplined risk-management culture. These attributes have served us well and will enable us to create shareholder value.”
In addition to operating earnings growth in 2012, MetLife projects it will increase premiums, fees & other revenues by 5% over 2011 to between $47.3 billion and $48.6 billion.

[1]	Information regarding non-GAAP financial measures and the reconciliation of them to the most directly comparable GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below. All percentages in this press release relating to future growth are calculated using mid-point of ranges.

[2]	The adjustments are shown in the slide presentation included in a Current Report on Form 8-K being furnished to the U.S. Securities and Exchange Commission.

Estimated Full Year 2011 Results
MetLife estimates its full year 2011 operating earnings will grow 32% to between $5.2 billion and $5.3 billion ($4.83 to $4.93 per share) compared with $3.9 billion ($4.43 per share) in 2010.
“Our industry faced several challenges during 2011 — a volatile macro-economic environment, several natural disasters and an uncertain regulatory environment. Yet MetLife’s results this year reflect the strong underlying fundamentals of our business, with operating earnings per share and operating return on equity both expected to increase from 2010,” added Kandarian.
For 2011, MetLife expects to grow its premiums, fees & other revenues 32% to be between $46.3 billion and $46.8 billion, compared with $35.2 billion in 2010.
Book value per share at year-end 2011 is expected to be between $56.15 and $57.25, up 28% from $44.18 at year-end 2010.
Estimated Fourth Quarter 2011 Results
MetLife expects fourth quarter 2011 operating earnings of between $1.2 billion and $1.3 billion ($1.16 to $1.26 per share), up 7% from $1.2 billion ($1.19 per share) in the fourth quarter of 2010.
Per share calculations for full year and fourth quarter 2011 are based on 1,068.2 million and 1,066.5 million shares outstanding, respectively. Per share calculations for 2012 are based on 1,070.3 million average shares outstanding.
Year-End Conference Call Details
MetLife will hold a year-end investor conference call today from 8 a.m. to approximately 9:30 a.m. (ET). The conference call and accompanying presentation materials will include statements relating to MetLife’s financial performance and investment portfolio, as well as the company’s prospects for the remainder of 2011 and for 2012. The call will also include a question and answer session.
The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1027 (domestic and international callers). To listen to the conference call over the Internet and/or to access presentation materials, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the Internet beginning at 1:00 p.m. (ET) on Monday, December 5, 2011, until Monday, December 12, 2011, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 226282. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.
Assumptions included in MetLife’s estimated fourth quarter and full year 2011 and projected full year 2012 results are discussed in detail in the slide presentations to be presented at MetLife’s year-end investor conference call, which are included in a Current Report on Form 8-K that is being furnished today to the U.S. Securities and Exchange Commission.
Non-GAAP and Other Financial Disclosures
All references in this press release to net income (loss), net income (loss) per share, operating earnings, operating earnings per share and book value per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per common share, respectively.
Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources and, consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.
Operating revenues exclude net investment gains (losses) and net derivative gains (losses). The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:
•	Universal life and investment-type product policy fees exclude the amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, (iv) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.
The following adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:
•	Policyholder benefits and claims and policyholder dividends exclude: (i) changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) net investment gains (losses) and net derivative gains (losses), (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses exclude costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) business combinations.
MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results from operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders and GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, respectively.
For the historical periods presented, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measures are included in the tables that accompany this press release. Additional information about MetLife’s historical results is also available on the company’s website in the Quarterly Financial Supplements for the corresponding periods.
Operating return on common equity is calculated by dividing operating earnings available to common shareholders by average MetLife, Inc. common equity for the period indicated, excluding accumulated other comprehensive income.
The non-GAAP measures used in this press release should not be viewed as substitutes for the most directly comparable GAAP measures.
In this press release, MetLife provides guidance on its future earnings, earnings per diluted common share and return on common equity on an operating and non-GAAP basis. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.
About MetLife
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the trajectory of the national debt of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (4) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (5) impact of comprehensive financial services regulation reform on us; (6) exposure to financial and capital market risk; (7) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) impairments of goodwill and realized losses or market value impairments to illiquid assets; (11) defaults on our mortgage loans; (12) the impairment of other financial institutions that could adversely affect our investments or business; (13) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (14) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (16) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in accounting standards, practices and/or policies; (26) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber-or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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MetLife, Inc.

December 31,
2010
(In millions)
Reconciliation to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$2,668

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(408)
Less: Net derivative gains (losses)	(265)
Less: Other adjustments to continuing operations	(1,089)
Less: Provision for income tax (expense) benefit	444
Less: Income (loss) from discontinued operations, net of income tax	38
Add: Net income (loss) attributable to noncontrolling interests	(4)

Operating earnings available to common shareholders	$3,944

December 31,
2010
Reconciliation to Operating Earnings Available to Common Shareholders per Diluted Common Share
Net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share	$3.00

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share to operating earnings available to common shareholders per diluted common share:
Less: Net investment gains (losses)	(0.46)
Less: Net derivative gains (losses)	(0.29)
Less: Other adjustments to continuing operations	(1.22)
Less: Provision for income tax (expense) benefit related to adjustments above	0.50
Less: Income (loss) from discontinued operations, net of income tax	0.04
Add: Net income (loss) attributable to noncontrolling interests	—

Operating earnings available to common shareholders per diluted common share	$4.43

December 31,
2010
(In millions)
Reconciliation to Premiums, Fees & Other Revenues
Premiums, Fees & Other Revenues	$35,427
Less: Adjustments related to universal life and investment-type product policy fees and other revenues	211

Premiums, Fees & Other Revenues, as presented	$35,216